Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-43743 and 333-101506) of Ameren Corporation of our report dated June 20, 2003 relating to the financial statements of the Ameren Corporation Employee Long-Term Savings Plan - IBEW No. 702, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
June 30, 2003